iShares Trust

Screen #2 attachment for funds beyond series 99

127                           ISHARES J.P. MORGAN USD EMERGING MARKETS BOND FD    N
149                ISHARES S&P/CITI INTERNATIONAL TREASURY BOND        N
150                ISHARES S&P/CITI 1-3 YR INTERNATIONAL TREARSURY     N
186        ISHARES BARCLAYS 0-5 YEAR TIPS BOND FUND   N
189        ISHARES GLOBAL INFLATION-LINKED BOND FUND   N
190        ISHARES INTERNATIONAL INFLATION-LINKED BOND FUND    N
191        ISHARES FLOATING RATE NOTE FUND                                                                                                                              N
211        ISHARES BARCLAYS CMBS BOND FUND                                                                                                                          N
212        ISHARES BARCLAYS GNMA BOND FUND                                                                                                                          N
213        ISHARES Aaa-A RATED CORPORATE BOND FUND         N
214        ISHARES BARCLAYS U.S. TREASURY BOND FUND         N
215        ISHARES FINANCIALS SECTOR BOND FUND         N
216        ISHARES INDUSTRIALS SECTOR BOND FUND         N
217        ISHARES UTILITIES SECTOR BOND FUND         N
218        ISHARES Baa-Ba RATED CORPORATE BOND FUND   N
219        ISHARES B-Ca RATED CORPORATE BOND FUND   N

Please visit the iShares website for the most recent shareholder report if you need more information on any series higher than series 99. http://us.ishares.com/advisor_resources/resource_library/tax_legal_documents.htm